UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2023

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Brown-Forman Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on July 27, 2023 (the “Original Report”), for the sole purpose of disclosing the Company’s decision as to the frequency with which it will include advisory votes on executive compensation in future annual meeting proxy materials.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, at the Company’s Annual Meeting of Stockholders held July 27, 2023, a majority (90.53%) of the votes cast on Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers voted, on an advisory basis, to hold future advisory votes on executive compensation every three years. After consideration of the voting results, the Board of Directors determined at a meeting held on November 16, 2023, that future advisory votes on executive compensation will be held every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: November 16, 2023	/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Vice President, Associate General Counsel - Regional, Securities and Governance